[Coopers & Lybrand Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Berkshire Realty Company, Inc. and Subsidiaries (the "Company") on Form S-3 (File No. 333-32565) of our report dated February 13, 1997, except for Note Q, for which the date is February 28, 1997, on our audit of the consolidated financial statements and financial statement schedules of the Company. We also consent to the references to our firm under the caption "Experts".


                                                  /s/ Coopers & Lybrand LLP

                                                      Coopers & Lybrand LLP


Boston, Massachusetts
October 14, 1997